UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TGC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2008

To Shareholders of

TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 3, 2008, at 10:00 a.m. (Eastern Daylight Saving Time), for the following purposes:

1.                                       To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                       To ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm; and

3.                                       To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the meeting.

By Order of the Board of Directors:

Kenneth W. Uselton

Secretary

Plano, Texas

May 5, 2008

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS — June 3, 2008

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”), for the Annual Meeting of Shareholders to be held at the University Club, 1 West 54th Street, New York, New York, on June 3, 2008, at 10:00 a.m. (Eastern Daylight Saving Time), and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about May 5, 2008.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2007, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 7, 2008 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the meeting.  As of the Record Date, there were 16,557,244 shares of Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock.  In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his, her, or its name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN

AND VOTE REQUIRED

Action will be taken at the meeting to:  (1) elect six members to the Board of Directors; (2) ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered

Public Accounting Firm; and (3) transact such other business as may properly come before the meeting and any adjournment thereof.  The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no directions are specified will be voted for the election of directors named herein, for the ratification of the selection of the Company’s Independent Registered Public Accounting Firm, and otherwise in accordance with the judgment of the persons designated as proxies.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the meeting and vote in person in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that the shareholders will elect the six persons receiving the highest number of “for” votes at the annual meeting. The affirmative vote of the holders of a majority of the votes cast will constitute approval of Proposal No. 2.  Abstentions will have the effect of a vote against Proposal No. 2, and broker non-votes will not be counted and so will not affect the outcome of the vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting of Shareholders to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and qualified.  The Company’s Board of Directors is currently composed of six members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management the nominees intend to serve the entire term for which election is sought.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 56
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986.

Chief Executive Officer, President, and Director

Allen T. McInnes, 70
Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Executive Vice-President and Director of Tenneco, Inc. from 1960-1992; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to September 2001; Director of Tetra Technologies, a chemical manufacturer, from 1996 to present; Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997; Dean of the Rawls College of Business at Texas Tech University from August 2001 to present.

Director

William J. Barrett, 68
Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chairman of the Board of Rumson-Fair Haven Bank and Trust, a New Jersey state independent, commercial bank and trust company, since 2000; Director of MassMutual Corporate Investors, a close-end investment company, since July of 2006; Director of MassMutual Participation Investors, a close-end investment company, since July of 2006; Director of Chase Packaging Corporation, a development stage company, since 2001.

Director

Name, Age, and Business Experience	Positions with Company

Herbert M. Gardner, 68
Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Nu-Horizons Electronics Corp., an electronics component distributor, since 1984; Director of Co-Active Marketing Group, Inc., a marketing and sales promotion company, since 1997; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of Chase Packaging Corporation, a development stage company, since 2001.

Director

Edward L. Flynn, 73
Director of the Company since 1999; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2007; Director of Chase Packaging Corporation, a development stage company, since 2007.

Director

Stephanie P. Hurtt, 63
Director of the Company since 2007; Member of Finance Committee of McKee Botanical Garden since 2006; Member of Board of Directors of McKee Botanical Garden since 2008; former Treasurer of Navesink River Auxiliary for Riverview Hospital; former Assistant in the Development Office of The Rumson Country Day School; and recipient of B.S., Business Administration from Simmons College, Boston, MA.

Director

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 56
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986.

Chief Executive Officer, President, and Director

Daniel G. Winn, 57
Vice President of the Company since June 2004; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Vice President

Kenneth W. Uselton, 65
Treasurer and Chief Financial Officer of the Company since November 1995; Secretary of the Company since March 2004; Vice President and CFO of Texstar, Inc., a plastics manufacturer, from May 1990 to August 1995.

Secretary and Treasurer

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of the Record Date of more than five percent (5%) of the Common Stock.  Such tabulation also sets forth the number of shares of Common Stock beneficially owned as of the Record Date by all of the Company’s directors, named executive officers, and nominees for director, and all directors and executive officers of the Company as a group.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.  As of the Record Date there were 16,557,244 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by:  (i) options granted under the Company’s 1999 Stock Option Plan and options granted under the Company’s 2006 Stock Awards Plan, which options are collectively referred to as “Stock Options”; and (ii) restricted shares issued under the Company’s 2006 Stock Awards Plan, which shares are collectively referred to as “Restricted Stock.”  The Stock Options have no voting or dividend rights.  The Restricted Stock has full voting and dividend rights.  However, recipients of Restricted Stock will not possess dispositive power over such stock until the recipient has fulfilled the service requirements and the restrictions have been removed from such stock.

Name & Address Of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, Texas 75074	Common	119,184	(2)(6)	*

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	1,693,088	(2)(3)	10.22%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	606,885	(2)(4)	3.66%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	870,242	(2)	5.25%

Edward L. Flynn 75-11 Myrtle Avenue Glendale, New York 11385	Common	1,262,700	(2)(5)	7.62%

Stephanie P. Hurtt 188 East Bergen Place Ste 205 Red Bank, NJ 07701	Common	16,654	(2)	*

Kenneth W. Uselton TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	29,910	(2)(6)	*

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	30,423	(2)(6)	*

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	Common	996,314	(7)	6.02%

Name & Address Of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

OTR — Nominee Name for The State Teachers Retirement Board of Ohio 275 East Broad Street Columbus, OH 43215	Common	1,050,000	(8)	6.34%

Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	Common	1,129,239	(9)	6.82%

All directors and officers as a group of eight (8) persons	Common	4,629,086	(2)(3)(4)(5)(6)	27.82%

*                                         Less than 1%

(1)                                  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain Stock Options were deemed to be currently outstanding solely with respect to the holders of such Stock Options.

(2)                                  Includes the number of shares of Common Stock set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options.

Stock Options
Wayne A. Whitener	36,750
William J. Barrett	6,285
Herbert M. Gardner	6,285
Allen T. McInnes	6,285
Edward L. Flynn	6,285
Stephanie P. Hurtt	4,747
Kenneth W. Uselton	10,290
Daniel G. Winn	3,675

All directors and officers as a group	80,602

(3)                                  Includes 139,087 shares of Common Stock owned by William J. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(4)                                  Includes 63,042 shares of Common Stock owned by Herbert M. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(5)                                  Includes 232,975 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)                                  Includes 30,000, 9,000, and 11,000 shares of Restricted Stock issued on April 20, 2006, to Messrs. Whitener, Uselton, and Winn, respectively.  These shares of Restricted Stock vest (i.e., the restrictions lapse) 33% on April 20, 2007, 33% on April 20, 2008, and 34% on April 20, 2009, provided the recipient remains employed by the Company.  Messrs. Whitener, Uselton, and Winn have full voting and dividend rights on all of their respective shares of Restricted Stock.

(7)                                  Information based solely on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2008.

(8)                                  Information based solely on a Schedule 13G filed with the SEC on January 25, 2008.

(9)                                  Information based solely on a Schedule 13G filed with the SEC on February 15, 2008.

Depositories such as The Depository Trust Company (Cede & Company) as of the Record Date held, in the aggregate, more than 5% of the then outstanding Common Stock voting shares.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the last fiscal year.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS;

INDEPENDENT DIRECTORS

The Company’s Executive Committee is composed of Messrs. McInnes, Barrett and Gardner.  The Executive Committee, which met one time in 2007, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

In October of 2007, the Company announced that its Board of Directors approved the decision to transfer the listing of the Common Stock from the American Stock Exchange to the NASDAQ Global Select Market (“NASDAQ”).  As a result, the Company formed a Compensation Committee comprised solely of independent directors in order to comply with NASDAQ Rule 4350(c)(3) “Compensation of Officers.”  The Compensation Committee is composed of Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  The Compensation Committee conducted no meetings in 2007.  Prior to its formation, the functions of the Compensation Committee were performed by the Board of Directors.  The Compensation Committee is responsible for the oversight of the Company’s executive compensation and benefit policies to ensure that they are fair, reasonable and competitive.

The Company’s Audit Committee is composed of Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  The Audit Committee conducted six meetings in 2007.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Company’s Stock Awards Committee is composed of Messrs. McInnes, Barrett, and Gardner.  The Stock Awards Committee had two meetings during 2007. The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, Common Stock, and Restricted Stock to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the Board of Directors.

During the fiscal year ended December 31, 2007, the Board of Directors held five special meetings in addition to its regular meeting.  All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Board of Directors has determined that the following four directors are “independent directors,” as that term is defined in NASDAQ’s listing standards:  Allen T. McInnes; Herbert M. Gardner; Edward L. Flynn; and Stephanie P. Hurtt.

Compensation Committee Interlocks and Insider Participation

Since October 16, 2007, the members of the Compensation Committee have been Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  Prior to that time, the Board of Directors performed the functions of the Compensation Committee.  None of the persons listed above had any relationships covered by Item 407(e)(4) of Regulation S-K during the Company’s 2007 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The members of the Audit Committee are independent as defined in NASDAQ’s listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under SEC rules).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. McInnes qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC rules, and his experience and background are described above under the heading “Proposal No. 1, Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2007 Annual Report to Shareholders. Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management; and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, L.L.P., the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees.” SAS No. 61 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to:  (i) their responsibility under auditing standards generally accepted in the United States of America; (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, L.L.P. a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, L.L.P. and the Company that in its professional judgment may reasonably be thought to bear on its independence.  Lane Gorman Trubitt, L.L.P. has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2007 Annual Report to Shareholders, we recommended to the Board of Directors that such financial statements be included in the

Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on:  (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee:

Allen T. McInnes, Chairman

Herbert M. Gardner

Edward L Flynn

Stephanie P. Hurtt

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s independent accountants, Lane Gorman Trubitt, L.L.P., for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31 of 2007 and 2006, as compiled on an invoice-date basis:

	2007	2006

Audit fees (1)	$86,399	$87,020
Audit-related fees (2)	1,300	—
Tax fees (3)	55,086	46,288

Total fees	$142,785	$133,308

(1)                                  Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, and the reviews of the financial statements included in the Company’s Quarterly Reports.

(2)                                  Audit-Related Fees in 2007 were in connection with the filing by the Company of a Form S-8 Registration Statement.

(3)                                  Tax Fees consist of fees for professional services rendered to the Company for tax compliance.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent accountants engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal years ended December 31, 2007 and 2006.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent accountants during the year ended December 31, 2007, were compatible with maintaining the independence of such accountants.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: Kenneth W. Uselton, Secretary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

Since October 16, 2007, the members of the Compensation Committee have been Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  Prior to the formation of the Committee, the Company’s compensation policy and annual compensation applicable to the Company’s executive officers was performed by the Board of Directors.  The Compensation Committee has the responsibility for establishing and implementing the Company’s overall executive compensation philosophy.  Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Vice President and Chief Financial Officer during 2007, included in the Summary Compensation Table, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Compensation Committee has established the following compensation philosophy and objectives for the Company’s executive officers:

•                  Align the interests of executives, including the Company’s executive officers, with those of the shareholders. The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

•                  Have a significant portion of pay that is performance-based. The Company expects superior performance. The Company’s executive compensation programs are designed to reward executives based on performance.  The Compensation Committee believes that compensation paid to executives should be closely aligned with the performance of the Company on both a short-term and long-term basis.

•                  Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building shareholder value.

The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, or other relevant factors. The Company’s Chief Executive Officer, who is also a member of the Board, does not serve as a member of the Committee and participates in setting executive compensation other than his own.  The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company.  The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including current salary, bonus opportunity and long term equity-based incentives, all of which are discussed in detail below.  Specifically, the Compensation Committee believes that executive compensation should include the following three components:

•                  Annual Base Salary.  The Company’s objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.

•                  Annual Cash Bonus Opportunity.  The Company uses annual cash bonuses to reward executives for the achievement of annual company and individual performance objectives.  See “Executive Compensation — Annual Cash Bonus Opportunity.”

•                  Long-Term Equity-Based Incentives.  The Company utilizes stock related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

Annual Base Salary

The Compensation Committee reviews and approves annual compensation for senior executive officers, consisting of base salary and bonus (discussed below), on an annual basis.  The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

The Company pays its executive officers a base salary to remain competitive in the market.  The base salaries are less performance-based than the annual cash bonuses and long-term equity-based incentives.  During 2007, the salaries of certain named executive officers were increased as follows: $31,539 in Mr. Whitener’s salary to $206,539; $39,793 in Mr. Winn’s salary to $153,314 and $31,845 in Mr. Uselton’s salary to $110,451.  These salary increases were largely reflective of the Committees’ perception of individual performance, competitiveness of salary in the marketplace and inflation adjustments.

Annual Cash Bonus Opportunity

In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officer’s and other key employees’ compensation should be in the form of a cash incentive bonus.  Cash incentive bonus payments are discretionary and are based primarily on the executive officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the shareholders of the Company. The Company’s policy is to set aside in a bonus pool a portion of its pre-tax profit as determined by the Company’s Chief Executive Officer and approved by the Board.  No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool but senior management determines the allocation of the bonus pool based on the performance of the participants each year.

Messrs. Winn and Uselton are the two named executive officers who are eligible for annual cash bonuses under the Company’s bonus plan.  In December of 2007, Messrs. Winn and Uselton received cash bonuses of $30,000 and $18,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2007 performance.  In December 2006, Messrs. Winn and Uselton, were paid cash bonuses of $30,000 and $18,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2006 performance.  The bonuses received by Mr. Whitener are covered by his employment agreement.  See “Executive Compensation — Employment Agreement” for a description of the employment agreement between the Company and Mr. Whitener.

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the executive officers and its shareholders is for such officers to own a meaningful amount of its Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the executive officers under its 1999 Stock Option and 2006 Stock Awards Plans.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management of the Company.  Based on the review and discussions referred to in the preceding sentence, the Compensation Committee has recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in the proxy statement.

The Compensation Committee:

Allen T. McInnes, Chairman

Herbert M. Gardner

Edward L Flynn

Stephanie P. Hurtt

The table below sets forth on an accrual basis all cash and cash equivalent remuneration paid by the Company during 2007 and 2006, to the Company’s Chief Executive Officer and the Company’s two most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of 2007 (the “named executive officers”).  The three individuals listed below are the only executive officers employed by the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Wayne A. Whitener	2007	206,539	175,000	110,747	40,922	-0-	-0-	11,903	393,442
President and CEO	2006	175,000	175,000	77,396	44,158	-0-	-0-	17,326	367,326

Daniel G. Winn	2007	153,314	30,000	40,608	4,181	-0-	-0-	10,604	193,918
Vice President	2006	113,521	30,000	28,379	4,958	-0-	-0-	10,184	153,705

Kenneth W. Uselton	2007	110,451	18,000	33,235	4,143	-0-	-0-	4,660	133,111
Secretary and Treasurer	2006	78,606	18,000	23,226	4,725	-0-	-0-	4,644	101,250

(1)                                  The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s 1999 Stock Option Plan (the “1999 Plan”) and 2006 Stock Awards Plan (the “2006 Plan”).  Assumptions used in the calculation of these amounts are included in Note B to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

(2)                                  Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

ALL OTHER COMPENSATION

The following table describes each component of column (i) of the Summary Compensation Table.

		Car	Insurance	401(k)	Club	Tax
	Year	Allowance ($)	Premium ($)	Match ($)	Membership ($)	Prep ($)	Total ($)

Wayne A. Whitener	2007	4,556	516	1,260	5,072	499	11,903
	2006	5,928	516	6,600	4,007	275	17,326

Daniel G. Winn	2007	3,713	516	4,587	1,788	—	10,604
	2006	3,514	276	4,411	1,983	—	10,184

Kenneth W. Uselton	2007	1,869	792	1,999	—	—	4,660
	2006	2,150	772	1,722	—	—	4,644

GRANTS OF PLAN-BASED AWARDS

There were no shares of Restricted Stock, Stock Options, or stock appreciation rights granted to any of the named executive officers of the Company in 2007.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding the year-end value of options held by the Company’s named executive officers during the fiscal year ended December 31, 2007.  There are no stock appreciation rights outstanding.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wayne A. Whitener	17,499	$155,566	10,395	$100,312
Daniel G. Winn	8,400	$74,676	3,812	$36,786
Kenneth W. Uselton	—	—	3,119	$30,098

Employment Agreement

Effective August 1, 2005, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Whitener. The Agreement has been amended twice since then with the latest amendment providing for the term of his employment ending on July 31, 2010 and for an increase in his base salary to $225,000 through July 31, 2008, and to $250,000 for the remainder of the term ending on July 31, 2010. The Agreement also provides for a discretionary bonus up to the annual base salary.  Upon termination of Mr. Whitener by the Company other than for cause (which includes for a change in control), Mr. Whitener would receive the remaining portion of his salary through July 31, 2010, plus the maximum bonus.  If Mr. Whitener is terminated by the Company for cause, or if he terminates his employment for any reason, Mr. Whitener will not receive any future payments under the Agreement other than any amounts accrued to him as of the date of termination.  In addition, the Agreement contains a confidentiality provision that is effective during and after his employment with the Company and a non-competition provision that is effective for one year after the termination of Mr. Whitener’s employment for any reason (other than for a change of control of the Company).

401(k) Plan

In 1987, the Company implemented a 401(k) salary deferral plan (the “Plan”) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year.  The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan.  The Company has the option, at its discretion, to make contributions to the Plan.  Since the implementation of the Plan, and through 1998, the Company has used different combinations of matching contributions.  Since January 1, 1999, the Company has followed a policy each year of making a contribution to the Plan equal to 50% of each participant’s salary reduction contributions to the Plan up to 6% of the participant’s compensation.  The total amount of the Company’s contribution during 2007 for the named executive officers of the Company was as follows:  Wayne A. Whitener - $1,260; Daniel G. Winn - $4,587; and Kenneth W. Uselton - $1,999.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of Stock Options and Restricted Stock by the named executive officers at December 31, 2007.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Wayne A. Whitener	36,750	18,375	—	4.83	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	21,105	203,663

Daniel G. Winn	3,675	1,838	—	4.83	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	7,738	74,672

Kenneth W. Uselton	6,615	—	—	0.73	2/20/2009	—	—	—	—
	3,675	1,838	—	4.83	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	6,331	61,094

1999 Stock Option Plan

On December 14, 1999, the Company’s Board of Directors approved and adopted the Company’s 1999 Stock Option Plan (the “1999 Plan”).  At the 2000 Annual Meeting, the Company’s shareholders approved the 1999 Plan.  The following description summarizes certain provisions of the 1999 Plan and is qualified in its entirety by reference thereto.

Eligibility

The 1999 Plan provides for the granting of options (collectively, the “1999 Options”) to purchase shares of the Common Stock to certain key employees of the Company and its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and its affiliates.

Share Authorization

The 1999 Plan authorizes the granting of options to acquire up to 300,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time.  Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1999 Plan.  As of the Record Date, options to acquire 298,859 shares of Common Stock have been issued or are issuable upon the exercise of outstanding stock options, leaving 1,141 shares currently available for future issuance under the 1999 Plan.

Administration

Authority to administer the 1999 Plan has been delegated to a committee (the “Committee”) of the Board of Directors.  Except as expressly provided by the 1999 Plan, the Committee has the authority, in its discretion, to award 1999 Options and to determine the terms and conditions (which need not be identical) of such 1999 Options, including the persons to whom, and the time or times at which, 1999 Options will be awarded, the number of 1999 Options to be awarded to each such person, the exercise price of any such 1999 Options, and the form, terms and provisions of any agreement pursuant to which such 1999 Options will be awarded.  The 1999 Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1999 Option in connection with the exercise thereof.  Subject to the limitation set forth below, the exercise price of the shares of Common Stock covered by each 1999 Option will be determined by the Committee on the date of the award.

Stock Options

Unless a holder’s option agreement provides otherwise, the following provisions will apply to exercises by the holder of his or her option.  Options vest one-third upon each of the first, second and third anniversaries of the grant date.  Thereafter, and until the options expire, the optionee may exercise options covering all of the shares.  Options granted to persons over 65 vest one-half on the date of grant and one-half on the first anniversary of the grant date.  Subject to the vesting limitations, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised for less than 100 shares at any one time.

The exercise price of the shares of Common Stock covered by each incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be less than the fair market value of Common Stock on the date of award of such incentive stock option, except that an incentive stock option may not be awarded to any person who owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least 110% of the fair market value of the stock at the time the incentive stock option is awarded, and the incentive stock option is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Common Stock covered by each 1999 Option that is a nonstatutory stock option, will not be less than 50% of the fair market value of the Common Stock on the date of award.

Payment for Common Stock issued upon the exercise of a 1999 Option may be made in cash or, with the consent of the Committee, in whole shares of Common Stock owned by the holder of the 1999 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock.  If payment is made, in whole or in part, with previously owned shares of Common Stock, the Committee may issue to such holder a new 1999 Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous 1999 Option having an exercise price equal to not less than 100% of the fair market value of the Common Stock on the date of such exercise.  A 1999 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1999 Plan provides two methods for the cashless exercise of options.  Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company’s receipt of a copy of instructions to a broker directing such broker to sell the Common Stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with the balance remitted to the holder.  Under the Net Method, with the consent of the Committee, payment in full of the exercise price of the option may be made based on written instructions received from the holder, by the Company’s issuance to the holder of that number of shares of Common Stock having a fair market value equal to only the “profit portion” of his, her, or its option (i.e. the excess of the then fair market value of the Common Stock over the holder’s exercise price).

The duration of each 1999 Option will be for such period as the Committee determines at the time of award, but not for more than 10 years from the date of the award in the case of an incentive stock option, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1999 Option may be exercised.

Adjustment Upon Changes in Capitalization

In the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1999 Option, and the exercise price of each outstanding 1999 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change.  Unless a holder’s option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company, shall cause such holder’s 1999 Options then outstanding to terminate, but such holder shall have the right, immediately prior to such transaction, to exercise such 1999 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder’s option agreement if (and only if) such options have not at that time expired or been terminated.

Term

The 1999 Plan will terminate on December 14, 2009, or on such earlier date as the Board of Directors may determine.  Any Stock Options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

Amendment of the 1999 Plan

The 1999 Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Common Stock subject to the 1999 Plan, (b) changes the designation of the class of employees eligible to receive 1999 Options, (c) decreases the price at which incentive stock options may be granted, (d) removes the administration of the 1999 Plan from the Committee, or (e) without the consent of the affected holder, causes the incentive stock options granted under the 1999 Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

2006 Stock Awards Plan

On March 30, 2006, the Company’s Board of Directors approved and adopted the Company’s 2006 Stock Awards Plan (the “2006 Plan”).  At the 2006 Annual Meeting of Shareholders, the Company’s shareholders approved the 2006 Plan.  The following description summarizes certain provisions of the 2006 Plan and is qualified in its entirety by reference thereto.

Description of the 2006 Plan

Effective Date and Expiration

The 2006 Plan will terminate on March 29, 2016.  No award may be made under the 2006 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of shares of Common Stock that may be issued pursuant to awards under the 2006 Plan is 1,000,000 shares.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Company, such shares are available for issuance under the 2006 Plan.  Shares tendered in payment of the purchase price of an award, to satisfy tax withholding obligations, or shares covered by an award that is settled in cash, are available for awards under the 2006 Plan.

A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of Restricted Stock.

During the year ended December 31, 2006, 101,325 (adjusted for the 5% stock dividend paid in April 2007) shares of Restricted Stock were awarded to employees of the Company under the 2006 Plan.  No Stock Options were granted under the 2006 Plan during the year ended December 31, 2006.

During the year ended December 31, 2007, 18,000 shares of Restricted Stock were awarded to non-executive employees of the Company under the 2006 Plan.  Also during the year ended December 31, 2007, 9,493 non-qualified stock options were granted to each of the Company’s non-executive directors as a portion of their annual directors’ fees which were approved at a special Board of Directors meeting held on February 22, 2007.  These options vest 50% upon receipt and 50% one year later.  No stock options were granted to executive officers or employees in 2007 under the 2006 Plan.

Administration

The 2006 Plan is administered by a committee of the Board of Directors (the “Committee”).  Currently, the Committee is comprised of three directors.  The Committee may delegate its duties to a subcommittee as provided in the 2006 Plan.  The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2006 Plan, establish and revise rules and regulations relating to the 2006 Plan, and make any other determinations that it believes necessary for the administration of the 2006 Plan.

Eligibility

Employees (including any employee who is also a director or an officer) and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Plan.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options.  Recipients of stock options may pay the option exercise price in:  (i) cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to the Company Common Stock already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date; (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain shares of the Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will Stock Options be exercisable after the expiration of 10 years from the date of grant.  Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.

Restricted Stock and Common Stock

Restricted Stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture.  The Committee determines the eligible participants to whom, and the time or times at which, grants of Restricted Stock or Common Stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, and grants can be made subject to the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Goals

Awards of Restricted Stock or Common Stock under the 2006 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria:  sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude:  (i) extraordinary, unusual, or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the

Company’s Annual Report on Form 10-K.  However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

Adjustments Upon Changes in Capitalization

The number of shares of Common Stock subject to an award may be adjusted by the Committee, in the manner it deems equitable, in the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities, issuance of warrants, or other rights to purchase Common Stock, or other similar corporate transaction or event affects the Common Stock such that the Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2006 Plan.

Amendment or Discontinuance of the 2006 Plan

The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2006 Plan; provided, however, that:  (i) no amendment that requires shareholder approval in order for the 2006 Plan and any awards under the 2006 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the 2006 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2006 Plan without the consent of the affected participant.

Plan Benefits

Future benefits under the 2006 Plan are not currently determinable.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 1999 Plan and the 2006 Plan as set forth below.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

In 2004, a new Section 409A was added to the Code to regulate all types of plans, agreements, and arrangements that provide for deferred compensation.  If the requirements of

Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to federal income tax as it vests, plus an interest charge at the underpayment rate plus a 1% and a 20% penalty tax.  Certain Stock Options, Restricted Stock, and other forms of equity compensation may also be  subject to Section 409A of the Code.

Incentive Stock Options

A participant will not recognize income at the time an incentive option is granted.  When a participant exercises an incentive option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain).  However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive options are exercisable for the first time during any year exceeds $100,000, the incentive options for the Common Stock over $100,000 will be treated as nonqualified options, and not incentive options, for federal tax purposes, and the participant will recognize income as if the incentive options were nonqualified options.

In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.  The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Stock acquired by exercise of an incentive option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive option was granted or one year after the Common Stock were transferred to the participant (referred to as the “Holding Period”).  If a participant disposes of Common Stock acquired by exercise of an incentive option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Stock acquired by exercise of an incentive option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.”  If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the incentive option’s exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs.  The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.”  In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Stock will be treated as capital gain.  However, if the price received for Common Stock acquired by exercise of an incentive option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Stock.

Non-qualified Stock Options

A participant generally will not recognize income at the time a non-qualified option is granted.  When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant.  The participant’s tax basis for Common Stock acquired under a non-qualified option will be equal to the option price paid for such Common Stock, plus any amounts included in the participant’s income as compensation.  When a participant disposes of Common Stock acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Stock

If a participant pays the exercise price of a non-qualified option with previously-owned shares of our Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an incentive option, the Common Stock received equal to the number of Common Stock surrendered are treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for these Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered.  The Common Stock received in excess of the number of Common Stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value.  The participant’s tax basis in these Common Stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of Common Stock previously acquired under an incentive option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock were originally acquired on exercise of the incentive option, over the aggregate option price paid for such Common Stock.  As discussed above, a disqualifying disposition of Common Stock previously acquired under an incentive option occurs when the participant disposes of such shares before the end of the Holding Period.  The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock and Common Stock

A participant who receives Restricted Stock or shares of Common Stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock or Common Stock granted as Restricted Stock at such time as the Common Stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock.  However, a participant who receives Restricted Stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to recognize ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such shares.  If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to Common Stock.  At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period.  For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Federal Tax Withholding

                Any ordinary income realized by a participant upon the exercise of an award is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act “FICA”) and the Federal Unemployment Tax Act (“FUTA”).

                To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Alternatively, we may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant’s tax basis in the Common Stock.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.

Deferred compensation that is subject to Section 409A of the Code is subject to certain federal income tax withholding and reporting requirements, both in the year of the award, to the extent of the “deferral” amount, and in the year the deferral amount is includible in income.  Pursuant to IRS Notices 2005-94, 2006-100 and 2007-89, for calendar year 2007 (and prior years), the IRS has suspended or waived the reporting requirements for amounts that have merely been deferred, but are not yet taxable, until further IRS guidance is issued.  However, beginning in 2005, Notices 2006-100 and 2007-89 require employers (or service recipients for non-employees) to report all Section 409A deferred amounts that are includible in income during the calendar year as wages of employees (or taxable income of non-employees), and employers must withhold tax on such amounts payable to employees.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  The Company does not anticipate that the total compensation paid to any individual employee of the Company, including Stock Options and Restricted Stock, will be more than $1,000,000 in any taxable year.

If an individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in: (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

Director Compensation

The following table provides information about the compensation paid to the members of the Board of Directors during 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Allen T. McInnes	41,250	—	15,000	—	—	—	56,250
Wayne A. Whitener	—	—	—	—	—	—	—
William J. Barrett	28,250	—	15,000	—	—	—	43,250
Herbert M. Gardner	31,250	—	15,000	—	—	—	46,250
Edward L. Flynn	27,500	—	15,000	—	—	—	42,500
William C. Hurtt, Jr.(2)	8,750	—	—	—	—	—	8,750
Stephanie P. Hurtt(2)	19,500	—	15,000	—	—	—	34,500

(1)                                  The amounts in column (d) reflect the dollar amounts recognized as directors’ expense in the Statements of Income for the fiscal year ended December 31, 2007 for 50% of the stock options that vested upon receipt.

(2)                                  Mr. Hurtt served as a director until his death on April 25, 2007.  The Board of Directors elected his wife, Stephanie P. Hurtt, to fill the vacancy on the Board effective June 5, 2007.

At a special Board of Directors meeting held on February 22, 2007, the Board approved fees with an annual value of $50,000 for its outside directors to be paid in the form of cash and Stock Options.  Each outside director receives quarterly cash payments of $5,000 and Stock Options with an annual value of $30,000.  The Stock Options will vest 50% upon receipt and 50% one year later.  In addition, each outside director will receive $1,500 for each board meeting attended, $750 for each committee meeting attended, and $10,000 annually to the Chairman of the Audit Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND

CERTAIN CONTROL PERSONS

The Company did not engage in any transaction during the 2007 fiscal year, and does not currently propose to enter into any transaction, in which any related person had or will have a direct or indirect material interest in excess of $120,000.

During 2004, the Company issued 28,665 (adjusted to reflect the 5% stock dividends paid in April 2006 and 2007) warrants to a public relations firm as part of its fee for services provided to the Company.  The warrants had a strike price of $.91 per share and were due to expire December 15, 2007.  During January 2005, the public relations firm sold the 28,665 warrants to a group of investors that included certain Directors of the Company.  In order to simplify the Company’s capitalization thereby allowing investors to better understand the Company’s earnings per share calculations, the Company redeemed these warrants in November 2007.

PROPOSAL NO. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Lane Gorman Trubitt, L.L.P. to serve as auditors of the Company.  It is not expected that a representative of Lane Gorman Trubitt, L.L.P. will be present at the shareholders’ meeting.  Proposal No. 2 is for the ratification of the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2009 must be received by the Company at its principal executive offices in Plano, Texas on or before January 2, 2009, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Plano, Texas no later than March 18, 2009.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2007 enclosed herewith.

COMMON STOCK PROXY

TGC INDUSTRIES, INC.

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders, June 3, 2008

The undersigned hereby appoint(s) Kenneth W. Uselton or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 3, 2008, and any adjournments thereof.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

TGC INDUSTRIES, INC.

June 3, 2008

COMMON STOCK PROXY

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

” Please detach along perforated line and mail in the envelope provided. ”

20630000000000000000 6	060308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS OF THE COMPANY

NOMINEES:
☐	FOR ALL NOMINEES	Wayne A. Whitener
William J. Barrett
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Herbert M. Gardner
Allen T. McInnes
☐	FOR ALL EXCEPT	Edward L. Flynn
	(See instructions below)	Stephanie P. Hurtt

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.